Exhibit 4.2

STANDBY EQUITY PURCHASE AGREEMENT

THIS STANDBY EQUITY PURCHASE AGREEMENT (this “Agreement”) dated as of July 17, 2023 is made by and between SHANJING CAPITAL GROUP CO., LTD, a British Virgin Islands business company (the “Investor”), and TAOPING INC., a British Virgin Islands business company (the “Company”).

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall have the right to issue and sell to the Investor, from time to time as provided herein, and the Investor shall purchase from the Company, up to $10,000,000 of the Company’s ordinary shares, no par value (the “Ordinary Shares”); and

WHEREAS, the Ordinary Shares are listed for trading on the Nasdaq Capital Market (the “Principal Market”) under the symbol “TAOP;” and

WHEREAS, the offer and sale of the Ordinary Shares issuable hereunder will be made in reliance on an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the transactions to be made hereunder.

NOW, THEREFORE, the parties hereto agree as follows:

Article I. Certain Definitions

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Article I:

“Advance Notice” shall mean a written notice substantially in the form of Exhibit A attached hereto to the Investor executed by an officer of the Company and setting forth the amount of an Advance that the Company desires to issue and sell to the Investor.

“Advance Notice Date” shall mean each date the Company delivers (in accordance with Section 2.01(c) of this Agreement) to the Investor an Advance Notice, subject to the terms of this Agreement.

“Advance Shares” shall mean the number of Ordinary Shares that the Company desires to issue and sell to the Investor as requested by the Company in an Advance Notice.

“Advances” shall mean any issuance and sale from the Company to the Investor pursuant to Article II hereof.

“Applicable Laws” shall mean all applicable laws, statutes, rules, regulations, orders, executive orders, directives, policies, guidelines and codes having the force of law, whether local, national, or international, as amended from time to time, including without limitation (i) all applicable laws that relate to money laundering, terrorist financing, financial record keeping and reporting, (ii) all applicable laws that relate to anti-bribery, anti-corruption, books and records and internal controls, including the United States Foreign Corrupt Practices Act of 1977, and (iii) any Sanctions laws.

“Commitment Amount” shall mean $10,000,000 of Advance Shares, provided that, the Company shall not effect any sales under this Agreement and the Investor shall not have the obligation to purchase the Advance Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Securities issued under this Agreement would exceed 19.99% of the outstanding Ordinary Shares as of the date of this Agreement (the “Exchange Cap”); provided further that, the Exchange Cap will not apply (a) if the Company’s shareholders have approved issuances in excess of the Exchange Cap or the Company is able to invoke the home country practice exemption in accordance with the rules of the Principal Market.

“Commitment Period” shall mean the period commencing on the date hereof and expiring upon the date of termination of this Agreement in accordance with Section 11.02.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Floor Price” shall mean $0.20 per Advance Share, which shall be adjusted for any reorganization, recapitalization, non-cash dividend, bonus share issuance, share split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, share split or other similar transaction, the Floor Price shall mean the lower of (i) the adjusted price and (ii) $0.20.

“Market Price” shall mean the Volume-Weighted Average Closing Price.

“Material Adverse Effect” shall mean any event, occurrence or condition that has had or would reasonably be expected to have (i) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement.

“Maximum Advance Amount” in respect of each Advance Notice means $1,000,000, subject to Section 2.01(b)(i).

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Person” shall mean an individual, a corporation, a partnership, a limited liability company, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan of Distribution” shall mean the section of a Registration Statement disclosing the plan of distribution of the Registrable Securities.

“Pricing Period” shall mean the five (5) consecutive Trading Days immediately preceding the date set forth on an Advance Notice.

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“Prospectus” means any prospectus (including, without limitation, all amendments and supplements thereto) used in connection with a Registration Statement.

“Prospectus Supplement” shall mean any prospectus supplement to a Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act.

“Purchase Price” shall mean the price per Advance Share obtained by multiplying the Market Price by 85% in respect of any Advance Shares purchased hereunder. However, in no event shall the Purchase Price be less than the Floor Price.

“Registrable Securities” shall mean (i) the Securities, and (ii) any securities issued or issuable with respect to any of the foregoing by way of exchange, share dividend, bonus share issue or share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

“Registration Statement” shall mean a registration statement on Form F-1 or Form F-3 or on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the registration of the resale by the Investor of the Registrable Securities under the Securities Act, which registration statement provides for the resale from time to time of the Registrable Securities as provided herein.

“Regulation D” shall mean the provisions of Regulation D promulgated under the Securities Act.

“Sanctions” means any sanctions administered or enforced by OFAC, the U.S. State Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Sanctions Programs” means any OFAC economic sanction program (including, without limitation, programs related to Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities” shall mean the Commitment Fee Shares and the Advance Shares to be issued from time to time hereunder pursuant to an Advance.

“Trading Day” shall mean any day during which the Principal Market shall be open for business.

“Volume-Weighted Average Closing Price” means the number obtained when the aggregate value of the Ordinary Shares (each Trading Day closing price times the number of shares traded in such Trading Day) traded on the Principal Market during the five (5) Trading Days immediately preceding the date set forth on an Advance Notice, is divided by the total number of Ordinary Shares traded during such five (5) Trading Days’ period.

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Article II. Advances

Section 2.01 Advances; Mechanics. Subject to the terms and conditions of this Agreement (including, without limitation, the provisions of Article VII hereof), the Company, at its sole and exclusive option, shall have the right, but not the obligation, to issue and sell to the Investor, and the Investor shall purchase from the Company, Advance Shares on the following terms:

(a)	Advance Notice. At any time during the Commitment Period the Company may require the Investor to purchase Advance Shares by delivering an Advance Notice to the Investor, subject to the conditions set forth in Section 7.01, and in accordance with the following provisions:

(i)	The Company shall, in its sole discretion, select the amount of the Advance, not to exceed the Maximum Advance Amount, it desires to issue and sell to the Investor in each Advance Notice and the time it desires to deliver each Advance Notice.

(ii)	There shall be no mandatory minimum Advances and no non-usages fee for not utilizing the Commitment Amount or any part thereof.

(b)	Advance Limitations. Regardless of the amount of an Advance requested by the Company in the Advance Notice, the final number of Advance Shares to be issued and sold pursuant to an Advance Notice shall be reduced in accordance with each of the following limitations:

(i)	Ownership Limitation; Commitment Amount. At the request of the Company, the Investor will inform the Company of the amount of Ordinary Shares the Investor currently beneficially owns. In no event shall the number of Advance Shares issuable to the Investor pursuant to an Advance cause the aggregate number of Ordinary Shares beneficially owned (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) by the Investor and its affiliates as a result of previous issuances and sales of Ordinary Shares to Investor under this Agreement to exceed 4.99% of the then outstanding Ordinary Shares (the “Ownership Limitation”). In connection with each Advance Notice delivered by the Company, any portion of the Advance that would (i) cause the Investor to exceed the Ownership Limitation or (ii) cause the aggregate number of Advance Shares issued and sold to the Investor hereunder to exceed the Commitment Amount shall automatically be withdrawn with no further action required by the Company, and such Advance Notice shall be deemed automatically modified to reduce the amount of the Advance requested by an amount equal to such withdrawn portion; provided that in the event of any such automatic withdrawal and automatic modification, each of the Company and the Investor shall promptly notify the other of such event.

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(ii)	Registration and Exchange Limitation. In no event shall an Advance exceed the amount registered under the Registration Statement then in effect (the “Registration Limitation”) or the Exchange Cap, to the extent applicable. In connection with each Advance Notice, any portion of an Advance that would exceed the Registration Limitation or the Exchange Cap shall automatically be withdrawn with no further action required by the Company and such Advance Notice shall be deemed automatically modified to reduce the aggregate amount of the requested Advance by an amount equal to such withdrawn portion in respect of each Advance Notice; provided that in the event of any such automatic withdrawal and automatic modification, each of the Company and the Investor shall promptly notify the other of such event.

(c)	Date of Delivery of Advance Notice. An Advance Notice shall be deemed delivered on (i) the day it is received by the Investor if such notice is received by email or facsimile on or before 4:00 p.m. Eastern Time (or later if waived by the Investor in its sole discretion), or (ii) the immediately succeeding day if it is received by email or facsimile after 4:00 p.m. Eastern Time.

(d)	Notwithstanding any other provision in this Agreement, the Company and the Investor acknowledge and agree that upon the Investor’s receipt of a valid Advance Notice the parties shall be deemed to have entered into an unconditional contract binding on both parties for the purchase and sale of Advance Shares pursuant to such Advance Notice in accordance with the terms of this Agreement and (i) subject to Applicable Law and (ii) subject to Section 3.09 (Trading Activities), the Investor may sell Ordinary Shares after the receipt of such Advance Notice.

Section 2.02 Closings. The closing of each Advance and each sale and purchase of Advance Shares related to each Advance (each, a “Closing”) shall take place as soon as practicable on or after each Advance Notice Date in accordance with the procedures set forth below. In connection with each Closing, the Company and the Investor shall fulfill each of its obligations as set forth below:

(a)	Promptly after receipt of the Advance Notice (and, in any event, not later than two Trading Days after such receipt), the Investor shall pay to the Company the aggregate purchase price of the Advance Shares as set forth in the Advance Notice, subject to Section 2.01(b), in cash in immediately available funds to an account designated by the Company in writing and transmit notification to the Company that such funds transfer has been requested. Promptly upon receipt of such notification, the Company will, or will cause its transfer agent to, electronically transfer such number of Advance Shares to be purchased by the Investor as set forth in the Advance Notice, subject to Section 2.01(b), by crediting the Investor’s account or its designee’s account at the Depository Trust Company through its Deposit Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, and transmit notification to the Investor that such share transfer has been requested.

(b)	No fractional shares shall be issued, and any fractional amounts shall be rounded to the next higher whole number of shares. To facilitate the transfer of the Advance Shares by the Investor, the Advance Shares will not bear any restrictive legends so long as there is an effective Registration Statement covering such Advance Shares (it being understood and agreed by the Investor that notwithstanding the lack of restrictive legends, the Investor may only sell such Advance Shares in compliance with the requirements of the Securities Act (including any applicable prospectus delivery requirements) or pursuant to an available exemption).

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(c)	On or prior to any such Closing, each of the Company and the Investor shall deliver to each other all documents, instruments and writings required to be delivered or reasonably requested by either of them pursuant to this Agreement in order to implement and effect the transactions contemplated herein.

Section 2.03 Completion of Resale Pursuant to the Registration Statement. The Company will be under no further obligation to maintain the effectiveness of the Registration Statement after the earlier to occur of (a) the date on which the Investor has purchased the full Commitment Amount and has completed the subsequent resale of the full Commitment Amount (Investor agrees to notify the Company when all subsequent resales are completed), (b) the 90th day following the date on which the Investor has purchased the full Commitment Amount, or (c) the 90th day following the termination of this Agreement in accordance with its terms.

Article III. Representations and Warranties of Investor

Investor hereby represents and warrants to, and agrees with, the Company:

Section 3.01 Organization and Authorization. The Investor is duly incorporated, validly existing and in good standing under the laws of British Virgin Islands and has all requisite power and authority to execute, deliver and perform this Agreement, including all transactions contemplated hereby. The decision to invest and the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the transactions contemplated hereby have been duly authorized and require no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor or its shareholders. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

Section 3.02 Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Ordinary Shares of the Company and of protecting its interests in connection with the transactions contemplated hereby. The Investor acknowledges and agrees that its investment in the Company involves a high degree of risk, and that the Investor may lose all or a part of its investment.

Section 3.03 No Legal, Investment or Tax Advice from the Company. The Investor acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of the Company’s representatives or agents for legal, tax, investment or other advice with respect to the Investor’s acquisition of Ordinary Shares hereunder, the transactions contemplated by this Agreement or the laws of any jurisdiction, and the Investor acknowledges that the Investor may lose all or a part of its investment.

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Section 3.04 Investment Purpose. The Investor is acquiring the Securities for its own account, for investment purposes and not with a view towards, or for resale in connection with, the public sale or distribution thereof, in violation of the Securities Act or any applicable state securities laws; provided, however, that by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with, or pursuant to, a Registration Statement filed pursuant to this Agreement or an applicable exemption under the Securities Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to sell or distribute any of the Securities. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor acknowledges that it will be disclosed as an “underwriter” and a “selling stockholder” in each Registration Statement and in any prospectus contained therein to the extent required by applicable law and to the extent the prospectus is related to the resale of the Registrable Securities. In addition, the Investor is acquiring the Commitment Fee Shares (as defined below) for its own account and not with a view towards the public sale or distribution thereof. The Investor understands that the Commitment Fee Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

Section 3.05 Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D.

Section 3.06 Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information the Investor deemed material to making an informed investment decision. The Investor and its advisors (and its counsel), if any, have been afforded the opportunity to ask questions of the Company and its management and have received answers to such questions. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors (and its counsel), if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges and agrees that the Company has not made to the Investor, and the Investor acknowledges and agrees it has not relied upon, any representations and warranties of the Company, its employees or any third party other than the representations and warranties of the Company contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to the transactions contemplated hereby.

Section 3.07 Not an Affiliate. The Investor is not an officer, director or a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “affiliate” of the Company (as that term is defined in Rule 405 promulgated under the Securities Act).

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Section 3.08 No Prior Short Sales. At no time prior to the date of this Agreement has the Investor, its sole member, any of their respective officers, or any entity managed or controlled by the Investor or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) hedging transaction, which establishes a net short position with respect to the Ordinary Shares that remains in effect as of the date of this Agreement.

Section 3.09 Trading Activities. The Investor’s trading activities with respect to the Ordinary Shares shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the Principal Market. Neither the Investor nor its affiliates has any open short position in the Ordinary Shares, nor has the Investor entered into any hedging transaction that establishes a net short position with respect to the Ordinary Shares, and the Investor agrees that it shall not, and that it will cause its affiliates not to, engage in any short sales or hedging transactions with respect to the Ordinary Shares; provided that the Company acknowledges and agrees that upon delivery of an Advance Notice the Investor has the right to sell (a) the Advance Shares to be issued to the Investor pursuant to the Advance Notice prior to receiving such Advance Shares, or (b) other Ordinary Shares sold by the Company to Investor pursuant to this Agreement and which the Company has continuously held as a long position.

Section 3.10 Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on an exemption from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemption and the eligibility of the Investor to acquire the Securities.

Section 3.11 Transfer or Resale. The Investor understands that, except as provided in Article VI: (i) the Commitment Fee Shares have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in a form generally acceptable to the Company and the Company’s transfer agent, to effect that such shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements, or (C) the Investor provides the Company with reasonable assurances (in the form of seller and broker representation letters reasonably acceptable to the Company) that such shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act, as amended (or a successor rule thereto) (collectively, “Rule 144”), in each case following the applicable holding period set forth therein; and (ii) any sale of the Commitment Fee Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the commitment Fee Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.

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Section 3.12 Legends. The Investor agrees to the imprinting, so long as required by this Section 3.12, of a restrictive legend on the Commitment Fee Shares in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Subject to the provision of representation letters from the Investor and its representatives as the Company may require, certificates or book-entry positions evidencing the Commitment Fee Shares shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Investor agrees that the removal of the restrictive legend from certificates or book-entry positions representing Commitment Fee Shares as set forth in this Section 3.12 is predicated upon the Company’s reliance that the Investor will sell any Commitment Fee Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Commitment Fee Shares are sold pursuant to a Registration Statement, they will be sold in compliance with the Plan of Distribution set forth therein.

Article IV. Representations and Warranties of the Company

Except as set forth in the SEC Documents, the Company represents and warrants to the Investor that:

Section 4.01 Organization and Qualification. Each of the Company and its Subsidiaries (as defined below) is an entity duly incorporated and validly existing under the laws of its jurisdiction of organization or incorporation, and has the requisite power and authority to own its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified to do business and is in good standing (to the extent applicable) in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Subsidiaries” means any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

Section 4.02 Authorization, Enforcement, Compliance with Other Instruments. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery by the Company of this Agreement and the other Transaction Documents, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) have been or (with respect to consummation) will be duly authorized by the Company’s board of directors and no further consent or authorization will be required by the Company, its board of directors or its shareholders. This Agreement and the other Transaction Documents to which it is a party have been (or, when executed and delivered, will be) duly executed and delivered by the Company and, assuming the execution and delivery thereof and acceptance by the Investor, constitute (or, when duly executed and delivered, will be) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

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Section 4.03 Authorization of the Securities. The Securities to be issued under this Agreement have been, or with respect to Advance Shares to be purchased by the Investor pursuant to an Advance Notice, will be, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, or a duly authorized executive committee, against payment therefor as provided herein, duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Advance Shares, when issued, will conform to the description thereof set forth in or incorporated into the Prospectus.

Section 4.04 No Conflict. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the memorandum and articles of association, as amended, or other organizational documents of the Company or its Subsidiaries (with respect to consummation, as the same may be amended prior to the date on which any of the transactions contemplated hereby are consummated), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that would not reasonably be expected to have a Material Adverse Effect.

Section 4.05 SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within two years preceding the date hereof or amended after the date hereof, or filed after the date hereof, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, and all registration statements filed by the Company under the Securities Act, being hereinafter referred to as the “SEC Documents”). The Company has made available to the Investor through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents.

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Section 4.06 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in SEC Documents, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except for (i) such adjustments to accounting standards and practices as are noted therein, (ii) in the case of unaudited interim financial statements, to the extent such financial statements may not include footnotes required by GAAP or may be condensed or summary statements and (iii) such adjustments which will not be material, either individually or in the aggregate) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries (as defined below) contained or incorporated by reference in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Documents that are not included or incorporated by reference as required; the Company and the Subsidiaries (as defined below) do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

Section 4.07 Registration Statement and Prospectus. Each Registration Statement and the offer and sale of Securities as contemplated hereby, if and when filed, will meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Copies of each Registration Statement, any Prospectus, and any such amendments or supplements thereto and all documents incorporated by reference therein that were filed with the SEC on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Investor and its counsel. The Company has not distributed and, prior to the later to occur of each date of Closing and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering or sale of the Securities other than a Registration Statement and the Prospectus to which the Investor has consented.

Section 4.08 No Misstatement or Omission. Each Registration Statement, when it became or becomes effective, and any Prospectus, on the date of such Prospectus or amendment or supplement, conformed and will conform in all material respects with the requirements of the Securities Act. At each Advance Notice Date, the Registration Statement, and the Prospectus, as of such date, will conform in all material respects with the requirements of the Securities Act. Each Registration Statement, when it became or becomes effective, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Prospectus did not, or will not, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The documents incorporated by reference in a Prospectus or any Prospectus Supplement did not, and any further documents filed and incorporated by reference therein will not, when filed with the SEC, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in, or omissions from, any such document made in reliance upon, and in conformity with, information furnished to the Company by the Investor specifically for use in the preparation thereof.

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Section 4.09 Conformity with Securities Act and Exchange Act. Each Registration Statement, each Prospectus, or any amendment or supplement thereto, and the documents incorporated by reference in each Registration Statement, Prospectus or any amendment or supplement thereto, when such documents were or are filed with the SEC under the Securities Act or the Exchange Act or became or become effective under the Securities Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable.

Section 4.10 Equity Capitalization. As of the date hereof, the maximum number of shares the Company is authorised to issue is 100,000,000 Ordinary Shares. As of the date hereof, the Company had 18,167,973 Ordinary Shares outstanding. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Principal Market under the trading symbol “TAOP.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act, delisting the Ordinary Shares from the Principal Market, nor has the Company received any notification that the SEC or the Principal Market is contemplating terminating such registration or listing. Except for the bid price deficiency as disclosed in the SEC Documents, to the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market.

Section 4.11 Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights, if any, necessary to conduct their respective businesses as now conducted, except as would not cause a Material Adverse Effect. The Company and its Subsidiaries have not received written notice of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, or trade secrets, except as would not cause a Material Adverse Effect. To the knowledge of the Company, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, except as would not cause a Material Adverse Effect.

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Section 4.12 Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, in each case which is reasonably likely to cause a Material Adverse Effect.

Section 4.13 Environmental Laws. The Company and its Subsidiaries (i) have not received written notice alleging any failure to comply in all material respects with all Environmental Laws (as defined below), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received written notice alleging any failure to comply with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all applicable federal, state and local laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 4.14 Title. Except as would not cause a Material Adverse Effect, the Company (or its Subsidiaries) has indefeasible fee simple or leasehold title to its properties and material assets owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 4.15 [Intentionally Omitted]

Section 4.16 Regulatory Permits. Except as would not cause a Material Adverse Effect, the Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to own their respective businesses, and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permits.

Section 4.17 Internal Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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Section 4.18 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Ordinary Shares or any of the Company’s Subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

Section 4.19 Subsidiaries. The Company has Subsidiaries as set forth in the SEC Documents.

Section 4.20 Tax Status. Except as would not have a Material Adverse Effect, each of the Company and its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as would not have a Material Adverse Effect, Company has not received written notification any unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim where failure to pay would cause a Material Adverse Effect.

Section 4.21 Certain Transactions. Except as not required to be disclosed pursuant to Applicable Law (including, for the avoidance of doubt, not yet required to be disclosed at the relevant time) or except as disclosed in the SEC Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director, or to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.22 Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Investor or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Investor’s purchase of the Securities hereunder. The Company is aware and acknowledges that it shall not be able to request Advances under this Agreement if the Registration Statement is not effective or if any issuances of Advance Shares pursuant to any Advances would violate any rules of the Principal Market. The Company acknowledges and agrees that it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

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Section 4.23 Relationship of the Parties. Neither the Company, nor any of its subsidiaries, affiliates, nor any Person acting on its or their behalf is a client or customer of the Investor or any of its affiliates and neither the Investor nor any of its affiliates has provided, or will provide, any services to the Company or any of its affiliates, its subsidiaries, or any Person acting on its or their behalf. The Investor’s relationship to Company is solely as investor as provided for in the Transaction Documents.

Section 4.24 Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement or a Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Section 4.25 Compliance with Laws. Except as would not have a Material Adverse Effect, the Company and each of its Subsidiaries are in compliance with Applicable Laws; the Company has not received a notice of non-compliance by any director, officer or employee of the Company or any Subsidiary, or any agent, affiliate or other Person acting on behalf of the Company or any Subsidiary has not complied with Applicable Laws, and is not aware of any pending change or contemplated change to any applicable law or regulation or governmental position; in each case that would have a Material Adverse Effect.

Section 4.26 Sanctions Matters. Neither the Company, nor any Subsidiary of the Company, nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary of the Company, is a Person that is, or is owned or controlled by a Person that is:

(a)	on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC from time to time;

(b)	the subject of any Sanctions; or

(c)	has a place of business in, or is operating, organized, resident or doing business in a country or territory that is, or whose government is, the subject of Sanctions Programs (including without limitation Crimea, Cuba, Iran, North Korea, Sudan and Syria).

Section 4.27 General Solicitation. Neither the Company nor any other Person acting on its behalf has solicited offers to buy, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

Section 4.28 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Article III, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market.

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Article V. Indemnification

The Investor and the Company represent to the other the following with respect to itself:

Section 5.01 Indemnification by the Company. In consideration of the Investor’s execution and delivery of this Agreement, and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Investor and each of its respective officers, directors, partners, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Investor Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Investor Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by the Investor Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor specifically for inclusion therein; (b) any material misrepresentation or breach of any material representation or material warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby; or (c) any material breach of any material covenant, material agreement or material obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable under Applicable Law, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

Section 5.02 Indemnification by the Investor. In consideration of the Company’s execution and delivery of this Agreement, and in addition to all of the Investor’s other obligations under this Agreement, the Investor shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, shareholders, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) and each Person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”) from and against any and all Indemnified Liabilities incurred by the Company Indemnitees or any of them as a result of, or arising out of, or relating to (a) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any related prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Investor will only be liable for written information relating to the Investor furnished to the Company by or on behalf of the Investor specifically for inclusion in the documents referred to in the foregoing indemnity, and will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Investor by or on behalf of the Company specifically for inclusion therein; (b) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement or any instrument or document contemplated hereby or thereby executed by the Investor; or (c) any breach of any covenant, agreement or obligation of the Investor(s) contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Investor. To the extent that the foregoing undertaking by the Investor may be unenforceable under Applicable Law, the Investor shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under Applicable Law.

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Section 5.03 Notice of Claim. Promptly after receipt by an Investor Indemnitee or Company Indemnitee of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Investor Indemnitee or Company Indemnitee, as applicable, shall, if a claim for an Indemnified Liability in respect thereof is to be made against any indemnifying party under this Article V, deliver to the indemnifying party a written notice of the commencement thereof; but the failure to so notify the indemnifying party will not relieve it of liability under this Article V except to the extent the indemnifying party is prejudiced by such failure. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually reasonably satisfactory to the indemnifying party and the Investor Indemnitee or Company Indemnitee, as the case may be; provided, however, that an Investor Indemnitee or Company Indemnitee shall have the right to retain its own counsel with the actual and reasonable third party fees and expenses of not more than one counsel for such Investor Indemnitee or Company Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnitee or Company Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnitee or Company Indemnitee and any other party represented by such counsel in such proceeding. The Investor Indemnitee or Company Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Investor Indemnitee or Company Indemnitee which relates to such action or claim. The indemnifying party shall keep the Investor Indemnitee or Company Indemnitee reasonably apprised as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Investor Indemnitee or Company Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Indemnitee or Company Indemnitee of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Investor Indemnitee or Company Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received and payment therefor is due.

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Section 5.04 Remedies. The remedies provided for in this Article V are not exclusive and shall not limit any right or remedy which may be available to any indemnified Person at law or equity. The obligations of the parties to indemnify or make contribution under this Article V shall survive expiration or termination of this Agreement for a period of three years. Notwithstanding anything to the contrary under this Agreement or Applicable Law, no party shall be entitled to any indemnification pursuant to this Article V (other than claims for any damages resulting from fraud) until the aggregate amount of all such damages that would otherwise be indemnifiable to such party equals or exceeds $50,000 (the “Basket”), at which time such party shall be entitled to indemnification for the full amount of all damages (including all damages incurred prior to exceeding the Basket).

Section 5.05 Limitation of liability. Notwithstanding the foregoing, no party shall be entitled to recover from the other party for punitive, indirect, incidental or consequential damages.

Article VI. Additional Covenants

The Company covenants with the Investor, and the Investor covenants with the Company, as follows, which covenants of one party are for the benefit of the other party, during the Commitment Period:

Section 6.01 Registration Statement.

(a)	Filing of a Registration Statement. The Company shall prepare and file with the SEC a Registration Statement, or multiple Registration Statements, for the resale by the Investor of the Registrable Securities. The Company in its sole discretion may choose when to file such Registration Statements; provided, however, that the Company shall not have the ability to request any Advances until the effectiveness of such Registration Statement.

(b)	Maintaining a Registration Statement. The Company shall use commercially reasonable efforts to maintain the effectiveness of any Registration Statement with respect to the Securities at all times during the Commitment Period, provided, however, that the Company shall be under no further obligation to maintain the effectiveness of the Registration Statement to the extent permitted pursuant to Section 2.03. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. During the Commitment Period, the Company shall notify the Investor promptly if (i) the Registration Statement shall cease to be effective under the Securities Act, (ii) the Ordinary Shares shall cease to be authorized for listing on the Principal Market, (iii) the Ordinary Shares cease to be registered under Section 12(b) or Section 12(g) of the Exchange Act or (iv) the Company fails to file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act.

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(c)	Filing Procedures. Not less than one business day prior to the filing of a Registration Statement and not less than one business day prior to the filing of any related amendments and supplements to any Registration Statement (except for any amendments or supplements caused by the filing of any annual reports on Form 20-F, a report on Form 6-K and any similar or successor reports), the Company shall furnish to the Investor copies of all such documents proposed to be filed, which documents (other than those filed pursuant to Rule 424 promulgated under the Securities Act) will be subject to the reasonable and prompt review of the Investor (in each of which cases, if such document contains material non-public information as consented to by the Investor, the information provided to Investor will be kept strictly confidential until filed and treated as subject to Section 6.09). The Investor shall furnish comments on a Registration Statement and any related amendment and supplement to a Registration Statement to the Company within 24 hours of the receipt thereof. If the Investor fails to provide comments to the Company within such 24-hour period, then the Registration Statement, related amendment or related supplement, as applicable, shall be deemed accepted by the Investor in the form originally delivered by the Company to the Investor.

(d)	Delivery of Final Documents. The Company shall furnish to the Investor without charge, (i) at least one copy of each Registration Statement as declared effective by the SEC and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, all exhibits and each preliminary prospectus, (ii) at the request of the Investor, at least one copy of the final prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor pursuant to a Registration Statement. Filing of the forgoing with the SEC via its EDGAR system shall satisfy the requirements of this section.

(e)	Amendments and Other Filings. The Company shall (i) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the related prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Commitment Period.

(f)	Blue-Sky. The Company shall use its commercially reasonable efforts to, if required by Applicable Law, (i) register and qualify the Ordinary Shares covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Commitment Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Commitment Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Ordinary Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (w) make any change to its memorandum and articles of association, as amended, or other organizational documents, (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.01(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Ordinary Shares for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

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(g)	Information Regarding Investor. The Investor has furnished to the Company information regarding itself and the intended method of disposition of the Registrable Securities held by it as required to effect the registration of Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. The Company shall notify the Investor in writing of any other information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor will as promptly as practicable notify the Company of any material change in the information previously provided to the Company. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any amendments and supplements to any Registration Statement hereunder.

Section 6.02 Suspension of Registration Statement.

(a)	Establishment of a Black Out Period. During the Commitment Period, the Company from time to time may suspend the use of the Registration Statement by written notice to the Investor in the event that the Company determines in its sole discretion in good faith that such suspension is necessary to (A) delay the disclosure of material nonpublic information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the Registration Statement or prospectus so that such Registration Statement or prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a “Black Out Period”).

(b)	No Sales by Investor During the Black Out Period. During such Black Out Period, the Investor agrees not to sell any Ordinary Shares of the Company.

(c)	Limitations on the Black Out Period. The Company shall not deliver any Advance Notice during any Black Out Period. If the public announcement of such material, nonpublic information is made during a Black Out Period, the Black Out Period shall terminate immediately after such announcement, and the Company shall immediately notify the Investor of the termination of the Black Out Period.

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Section 6.03 Listing of Ordinary Shares. As of each Advance Notice Date, the Advance Shares to be sold by the Company hereunder will have been registered under Section 12(b) of the Exchange Act and approved for listing on the Principal Market.

Section 6.04 Exchange Act Registration. During the Commitment Period, the Company will file in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

Section 6.05 [Intentionally Omitted]

Section 6.06 Notice of Certain Events Affecting Registration; Suspension of Right to Make an Advance. The Company will promptly notify the Investor, and confirm in writing, upon its becoming aware of the occurrence of any of the following events in respect of a Registration Statement or related Prospectus relating to an offering of Registrable Securities (in each of which cases the information provided to Investor will be kept strictly confidential): (i) except for requests made in connection with SEC investigations disclosed in SEC Documents, receipt of any request for additional information by the SEC or any other Federal or state governmental authority during the period of effectiveness of the Registration Statement or any request for amendments or supplements to the Registration Statement or related Prospectus; (ii) the issuance by the SEC or any other Federal governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Ordinary Shares for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend the Registration Statement or supplement a related Prospectus to comply with the Securities Act or any other law; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to the Investor any such supplement or amendment to the related prospectus. The Company shall not deliver to the Investor any Advance Notice, and the Company shall not sell any Advance Shares pursuant to any pending Advance Notice, during the continuation of any of the foregoing events (each of the events described in the immediately preceding clauses (i) through (v), inclusive, a “Material Outside Event”).

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Section 6.07 Market Activities. The Company will not, directly or indirectly, take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company under Regulation M of the Exchange Act.

Section 6.8 Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each prospectus and of each amendment and supplement thereto; (ii) the preparation, issuance and delivery of any Securities issued pursuant to this Agreement, (iii) all reasonable fees and disbursements of the Company’s counsel, accountants and other advisors (but not, for the avoidance doubt, the fees and disbursements of Investor’s counsel, accountants and other advisors), (iv) the qualification of the Securities under securities laws in accordance with the provisions of this Agreement, including filing fees in connection therewith, (v) the printing and delivery of copies of any prospectus and any amendments or supplements thereto, (vi) the fees and expenses incurred in connection with the listing or qualification of the Registrable Securities for trading on the Principal Market, or (vii) filing fees of the SEC and the Principal Market.

Section 6.9 6-K Report. The Company shall furnish a report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide the Investor with any material, non-public information regarding the Company or any of its Subsidiaries without the express prior written consent of the Investor (which may be granted or withheld in the Investor’s sole discretion and if granted must include an agreement to keep such information confidential until publicly disclosed); it being understood that the mere notification of Investor required pursuant to Section 6.06(iv) hereof shall not in and of itself be deemed to be material non-public information. Notwithstanding anything contained in this Agreement to the contrary, the Company expressly agrees that it shall publicly disclose promptly following the date hereof, but in any event prior to delivering the first Advance Notice hereunder, any information communicated to the Investor by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated herein, which, following the date hereof would, if not so disclosed, constitute material, non-public information regarding the Company or its Subsidiaries.

Section 6.10 [Intentionally Omitted]

Section 6.11 Selling Restrictions. (i) Except as expressly set forth below, the Investor covenants that from and after the date hereof through and including the Trading Day next following the expiration or termination of this Agreement as provided in Section 10.02 (the “Restricted Period”), none of the Investor any of its officers, or any entity managed or controlled by the Investor (collectively, the “Restricted Persons” and each of the foregoing is referred to herein as a “Restricted Person”) shall, directly or indirectly, (i) engage in any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Ordinary Shares or (ii) engage in any hedging transaction, which establishes a net short position with respect to the Ordinary Shares, with respect to each of clauses (i) and (ii) hereof, either for its own principal account or for the principal account of any other Restricted Person. Notwithstanding the foregoing, it is expressly understood and agreed that nothing contained herein shall (without implication that the contrary would otherwise be true) prohibit any Restricted Person during the Restricted Period from: (1) selling “long” (as defined under Rule 200 promulgated under Regulation SHO) the Advance Shares; or (2) selling a number of Ordinary Shares equal to the number of Advance Shares that such Restricted Person is unconditionally obligated to purchase under a pending Advance Notice but has not yet received from the Company pursuant to this Agreement (which such sales may be coded as “short exempt” by broker-dealers executing sell orders on behalf of the Investor).

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Section 6.12 Compliance with Laws. The Company shall comply in all material respects with all Applicable Laws.

Article VII. Conditions for Delivery of Advance Notice

Section 7.01 Conditions Precedent to the Right of the Company to Deliver an Advance Notice. The right of the Company to deliver an Advance Notice and the obligations of the Investor hereunder with respect to an Advance is subject to the satisfaction by the Company, on each Advance Notice Date (a “Condition Satisfaction Date”), of each of the following conditions:

(a)	Accuracy of the Company’s Representations and Warranties. The representations and warranties of the Company in this Agreement shall be true and correct in all material respects.

(b)	Registration of the Registrable Securities with the SEC. There is an effective Registration Statement pursuant to which the Investor is permitted to utilize the prospectus thereunder to resell all of the Registrable Securities. The Company shall have filed with the SEC in a timely manner all reports, notices and other documents required under the Exchange Act and applicable SEC regulations during the twelve-month period immediately preceding the applicable Condition Satisfaction Date.

(c)	Authority. The Company shall have obtained all permits and qualifications required by any applicable state for the offer and sale of all the Advance Shares issuable pursuant to such Advance Notice or shall have the availability of exemptions therefrom. The sale and issuance of such Advance Shares shall be legally permitted by all laws and regulations to which the Company is subject.

(d)	No Material Outside Event. No Material Outside Event shall have occurred and be continuing.

(e)	Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior the applicable Condition Satisfaction Date (for the avoidance of doubt, other than in respect of the Company’s obligation pursuant to Section 2.02 herein, if the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement at the time of the applicable Condition Satisfaction Date, but did not comply with any timing requirement set forth herein, then this condition shall be deemed satisfied unless the Investor is material prejudiced by the failure of the Company to comply with any such timing requirement).

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(f)	No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially and adversely affects any of the transactions contemplated by this Agreement.

(g)	No Suspension of Trading in or Delisting of Ordinary Shares. The Ordinary Shares are quoted for trading on the Principal Market and all the Advance Shares issuable pursuant to such Advance Notice will be listed or quoted for trading on the Principal Market. The issuance of Advance Shares with respect to the applicable Advance Notice will not violate the shareholder approval requirements of the Principal Market. Except as set forth in the SEC Documents, the Company shall not have received any written notice that is then still pending threatening the continued quotation of the Ordinary Shares on the Principal Market.

(h)	Authorized. There shall be a sufficient number of authorized but unissued and otherwise unreserved Ordinary Shares for the issuance of all of the Advance Shares issuable pursuant to such Advance Notice.

(i)	Executed Advance Notice. The representations contained in the applicable Advance Notice shall be true and correct in all material respects as of the applicable Condition Satisfaction Date.

(j)	Consecutive Advance Notices. Except with respect to the first Advance Notice, the Company shall have delivered all Advance Shares relating to all prior Advances.

Article VIII. Non-Disclosure of Non-Public Information

The Company covenants and agrees that, other than as expressly required by Section 6.06 hereof, or, with the Investor’s consent pursuant to Section 6.01(c) and Section 6.9, it shall refrain from disclosing, and shall cause its officers, directors, employees and agents to refrain from disclosing, any material non-public information (as determined under the Securities Act, the Exchange Act, or the rules and regulations of the SEC) to the Investor without also disseminating such information to the public, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides the Investor with the opportunity to accept or refuse to accept such material non-public information for review. Unless specifically agreed to in writing, in no event shall the Investor have a duty of confidentiality, or be deemed to have agreed to maintain information in confidence, with respect to the delivery of any Advance Notices.

Article IX. Non-Exclusive Agreement

Notwithstanding anything contained herein, this Agreement and the rights awarded to the Investor hereunder are non-exclusive, and the Company may, at any time throughout the term of this Agreement and thereafter, issue and allot, or undertake to issue and allot, any shares and/or securities and/or convertible notes, bonds, debentures, options to acquire shares or other securities and/or other facilities which may be converted into or replaced by Ordinary Shares or other securities of the Company, and to extend, renew and/or recycle any bonds and/or debentures, and/or grant any rights with respect to its existing and/or future share.

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Article X. Choice of Law/Jurisdiction

This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Hong Kong. The parties hereto agree to submit to the exclusive jurisdiction of the courts of Hong Kong in the event of any dispute, claim or matter arising from this Agreement.

Article XI. Assignment; Termination

Section 11.01 Assignment. Neither this Agreement nor any rights or obligations of the parties hereto may be assigned to any other Person.

Section 11.02 Termination.

(a)	Unless earlier terminated as provided hereunder, this Agreement shall terminate automatically on the earliest of (i) the first day of the month next following the 36-month anniversary of the date hereof or (ii) the date on which the Investor shall have made payment of Advances pursuant to this Agreement for Advance Shares equal to the Commitment Amount.

(b)	The Company may terminate this Agreement effective upon five (5) Trading Days’ prior written notice to the Investor; provided that (i) there are no outstanding Advance Notices, the Advance Shares under which have yet to be issued, and (ii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.

(c)	Nothing in this Section 11.02 shall be deemed to release the Company or the Investor from any liability for any breach under this Agreement, or to impair the rights of the Company and the Investor to compel specific performance by the other party of its obligations under this Agreement. The indemnification provisions contained in Article V shall survive termination hereunder.

Article XII. Notices

Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or e-mail if sent on a Trading Day, or, if not sent on a Trading Day, on the immediately following Trading Day; (iii) 5 days after being sent by certified mail, return receipt requested, (iv) 1 day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications (except for Advance Notices which shall be delivered in accordance with Exhibit A hereof and will be deemed delivered on the date set forth in Section 2.01(c)) shall be:

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If to the Company, to:	TAOPING INC.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District
Shenzhen, Guangdong 518040
People’s Republic of China
Attention: Iris Yan
Facsimile:
Email:

If to the Investor(s):	SHANJING CAPITAL GROUP CO., LTD
Sertus Chambers, P.O. Box 905, Quastisky Building, Road
Town, Tortola, British Virgin Islands
Attention: Jiayi Liang
Facsimile:
Email:

Either may change its information contained in this Article XII by delivering notice to the other party as set forth herein.

Article XIII. Miscellaneous

Section 13.01 Counterparts. This Agreement may be executed in identical counterparts, both which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Facsimile or other electronically scanned and delivered signatures, including by e-mail attachment, shall be deemed originals for all purposes of this Agreement.

Section 13.02 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor, the Company, their respective affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Trading Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 13.03 Reporting Entity for the Ordinary Shares. The reporting entity relied upon for the determination of the trading price or trading volume of the Ordinary Shares on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

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Section 13.04 Commitment Fee and Due Diligence. Each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby. On the date hereof, the Company will issue to the Investor or its designee an aggregate of 433,937 Ordinary Shares as determined by the quotient of dividing $300,000 by the Volume-Weighted Average Closing Price for the five (5) consecutive Trading Days prior to the date hereof (the “Commitment Fee Shares”) as a commitment fee (for the avoidance of doubt, the Commitment Fee Shares will be issued as “restricted shares” as that term is defined in Rule 144).

Section 13.05 Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any Person claiming brokerage commissions or finder’s fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Standby Equity Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

COMPANY:
TAOPING INC.

By:	/s/ Jianghuai Lin
Name:	Jianghuai Lin
Title:	Chief Executive Officer

INVESTOR:
SHANJING CAPITAL GROUP CO., LTD

By:	/s/ Jiayi Liang
Name:	Jiayi Liang
Title:	Director

EXHIBIT A

ADVANCE NOTICE

TO: SHANJING CAPITAL GROUP CO., LTD

Dated: _____________	Advance Notice Number: ____

We refer to the Standby Equity Purchase Agreement, dated July 17, 2023 (the “Agreement”), entered into by and between Taoping Inc. and you. Capitalized terms defined in the Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1.	certify that there are no fundamental changes to the information set forth in the Registration Statement which would require the Company to file a post-effective amendment to the Registration Statement;

2.	certify that the Company has performed in all material respects all covenants and agreements to be performed by the Company contained in the Agreement on or prior to the Advance Notice Date. All conditions to the delivery of this Advance Notice set forth in Section 7.01 are satisfied as of the date hereof;

3.	give you notice that we require you to purchase ______________ Advance Shares at the Purchase Price (applicable Market Price x 85.0%) per Advance Share of $________;

4.	request you to deliver the aggregate purchase price of $______________ in cash in immediately available funds to the account designated by the Company; and

5.	certify that the number of Ordinary Shares of the Company outstanding as of the date hereof is ___________.

The undersigned has executed this Advance Notice as of the date first set forth above.

Taoping Inc.

By:
Name:
Title: